SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                              October 17, 2005
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------


            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 2.06.  Material Impairments


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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C., 20549


ITEM 2.06.  Material Impairments

      (a)	On October 4, 2005, Weyerhaeuser Company announced that as a result of poor market conditions, the Prince Albert pulp and paper mill in Saskatchewan would be closed indefinitely.  The company stated that it intends to explore all options with respect to the future of the mill, including identification of potential purchasers.  Prince Albert operations will commence a phased, indefinite closure starting Jan. 3, 2006.  Paper operations will cease production on or about Jan. 2.  The pulp mill will continue operating until spring to minimize risk of damage caused by cold winter weather.

      On October 17, 2005, the company determined that a charge for impairment of the assets of the Prince Albert pulp and paper mill is required. In addition, the company also determined that a charge for impairment of the assets of the Big River sawmill is required. The Big River sawmill sells chips and hog fuel to the Prince Albert pulp and paper mill and is not expected to have a market for such residuals if the Prince Albert facility were to close.

      (b)	The company estimates the impairment charge required for the Prince
Albert mill and the Big River sawmill to be in the range of approximately $375 million to $400 million pre-tax, including termination benefits.

      (c)	The company also estimates that it will incur future cash
expenditures of approximately $10 million to $15 million of the impairment charge, relating to payment of termination benefits.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WEYERHAEUSER COMPANY

                                     By   /s/ Steven J. Hillyard
                                          ---------------------------
                                     Its: Vice President and
                                          Chief Accounting Officer
Date:  October 17, 2005
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